Exhibit 99.(14)

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-255746 on Form N-6 of our report dated March 12, 2025, relating to the financial statements and financial highlights for each of the variable accounts of Pacific Select Exec Separate Account of Pacific Life Insurance Company for the year ended December 31, 2024, incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement and to the reference to us under the heading "Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 18, 2025

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment to the Registration Statement No. 333-255746 on Form N-6 of our report dated March 17, 2025   related to the statutory-basis financial statements of Pacific Life Insurance Company as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the heading "Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 18, 2025